Exhibit 23.2
                          CONSENT OF INDEPENDENT AUDITORS
                          -------------------------------


  The Board of Directors and Stockholders of
  GKN Holding Corp.:

  We hereby consent to the use in the Prospectus constituting part of the Registration Statement of our report dated March 29, 1994 relating to the consolidated statements of income, changes in stockholders' equity, and cash flow for the year ended January 31, 1994 of GKN Holding Corp. and Subsidiaries which appears in such Prospectus. We also consent to the reference of our firm under the caption "Experts" which also appears in such Prospectus.


                                     /s/ Goldstein Golub Kessler & Company, P.C.

  New York, New York
  June 4, 1996